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                                                                     Exhibit 4.2

      REPLACEMENT CAPITAL COVENANT, dated as of December 21, 2006 (this "REPLACEMENT CAPITAL COVENANT"), by MetLife, Inc., a Delaware corporation (together with its successors and assigns, the "CORPORATION"), in favor of and for the benefit of each Covered Debtholder (as defined below).

                                    RECITALS

      (A) On the date hereof, the Corporation is issuing $1,250,000,000 aggregate principal amount of its 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066 (including any such junior subordinated debentures issued after the date hereof that may be consolidated and form a single series with such Junior Subordinated Debentures issued on the date hereof, the "JUNIOR SUBORDINATED DEBENTURES").

      (B) This Replacement Capital Covenant is the "Replacement Capital Covenant" referred to in the Prospectus Supplement, dated December 14, 2006, relating to the Junior Subordinated Debentures (together with the Prospectus, dated April 27, 2005 attached thereto, the "PROSPECTUS SUPPLEMENT").

      (C) The Corporation is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

      (D) The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

      NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

            SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the respective meanings set forth in Schedule I hereto.

            SECTION 2. Limitations on Repayment, Redemption and Purchase of Junior Subordinated Debentures. The Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not repay, redeem or purchase (for the avoidance of doubt, any reference in this Replacement Capital Covenant to any repayment of the Corporation's securities will be deemed to include a reference to defeasance of the Corporation's obligations under the securities), and will cause its Subsidiaries not to, repay, redeem or purchase, as applicable, all or any part of the Junior Subordinated Debentures on or before December 15, 2056, except to the extent that the principal amount repaid or the applicable redemption, repayment or purchase price does not exceed the sum of the following amounts:

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            (a) the Applicable Percentage of the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period) from the sale of Common Stock and rights to acquire Common Stock to Persons other than the Corporation and its Subsidiaries; plus

            (b) the Applicable Percentage of the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period) from the sale of Mandatorily Convertible Preferred Stock, Debt Exchangeable for Equity and Qualifying Capital Securities to Persons other than the Corporation and its Subsidiaries.

            SECTION 3. Covered Debt. (a) The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.

            (b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

                  (i) the Corporation shall identify each series of its then outstanding long-term indebtedness for money borrowed that is Eligible Debt;

                  (ii) if only one series of the Corporation's then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

                  (iii) if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest stated final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the related Redesignation Date;

                  (iv) the series of outstanding long-term indebtedness for
            money borrowed that is determined to be Covered Debt pursuant to this Section 3(b) shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

                  (v) in connection with such identification of a new series of
            Covered Debt, the Corporation shall, as provided for in Section 3(c), give a notice and file with the Commission a current report on Form 8-K including or incorporating by reference this Replacement Capital Covenant as an exhibit within the time frame provided for in such section.

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            (c) Notice. In order to give effect to the intent of the Corporation described in Recital C, the Corporation covenants that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (A) give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (B) file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a current report on Form 8-K under the Exchange Act; (ii) so long as the Corporation is a reporting company under the Exchange Act, the Corporation will include in each annual report filed with the Commission on Form 10-K under the Exchange Act a description of the covenant set forth in Section
      2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such annual report on Form 10-K is filed with the Commission; (iii) if a series of the Corporation's long-term indebtedness for money borrowed (A) becomes Covered Debt or (B) ceases to be Covered Debt pursuant to the procedures set forth in Section 3(b), the Corporation shall give notice of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and report such change in a current report on Form 8-K including or incorporating by reference this Replacement Capital Covenant, and in the Corporation's next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable; (iv) if, and only if, the Corporation ceases to be a reporting company under the Exchange Act, the Corporation shall post on its website the information otherwise required to be included in Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c); and
      (v) promptly upon request by any Holder of Covered Debt, the Corporation shall provide such Holder with a conformed copy of this Replacement
      Capital Covenant.

            SECTION 4. Termination, Amendment and Waiver. (a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest (the "TERMINATION DATE") to occur of (i) December 15, 2056, or, if earlier, the date on which the Junior Subordinated Debentures are otherwise repaid, redeemed or purchased in full, (ii) the date, if any, on which the Holders of a majority in principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Corporation hereunder, (iii) the date on which the Corporation ceases to have any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case, without giving effect to the rating requirement in clause (b) of the definition of each such term) and (iv) the date on which an event of default under the Subordinated Indenture resulting in an acceleration of the Junior Subordinated Debentures occurs. From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect.

            (b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation with the consent of the Holders of at least a majority in principal amount of the then-effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Corporation (and without the consent of any Holder of the then-effective series of Covered Debt) if (i) the effect of such amendment or

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      supplement is solely to impose additional restrictions on the types of securities qualifying as Replacement Capital Securities, and an officer of the Corporation has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate to that effect, (ii) such amendment or supplement is not adverse to the Covered Debtholders and an officer of the Corporation has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to such Covered Debtholders, or (iii) such amendment or supplement eliminates Common Stock and/or Mandatorily Convertible Preferred Stock as Replacement Capital Securities if, in the case of this clause (iii), the Corporation has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Corporation's earnings per share as calculated for financial reporting purposes.

            (c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Corporation under this Replacement Capital Covenant shall be the Holders of the then-effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.

            SECTION 5. Miscellaneous. (a) THIS REPLACEMENT CAPITAL COVENANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (b) This Replacement Capital Covenant shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time to time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder at the time such Person acquires, holds or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person's rights under this Replacement Capital Covenant shall not terminate prior to a Termination Date solely by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt).

            (c) All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation by a national or international courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next

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

      succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:

            MetLife, Inc.
            One MetLife Plaza
            Long Island City, NY 11101

            (d) If the Corporation is obligated to sell Replacement Capital Securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Junior Subordinated Debentures, then on any date and for any period the amount of net proceeds received by the Corporation from those sales and available for such payments shall be applied to the Junior Subordinated Debentures and those other securities having the same scheduled repayment date or scheduled redemption date as the Junior Subordinated Debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled repayment date or scheduled redemption date until the principal of and all accrued and unpaid interest on the Junior Subordinated Debentures has been paid in full.

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      IN WITNESS WHEREOF, the Corporation has caused this Replacement Capital
Covenant to be executed by its duly authorized officer, as of the day and year first above written.

                                                 METLIFE, INC.

                                                 By:/s/ Anthony J. Williamson
                                                    ---------------------------
                                                 Name: Anthony J. Williamson
                                                 Title:Senior Vice President
                                                       and Treasurer

              [Signature page to the Replacement Capital Covenant]

                                                                      Schedule I

                                   DEFINITIONS

            "ALTERNATIVE PAYMENT MECHANISM" means, with respect to any securities or combination of securities (together in this definition, "such securities"), provisions in the related transaction documents requiring the Corporation to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such securities and apply the proceeds to pay unpaid Distributions on such securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Corporation pays current Distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

            (a) define "eligible proceeds" to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters' or placement agents' fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by the Corporation or any of its Subsidiaries as consideration for such securities) that the Corporation has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities, up to the Preferred Cap (as defined in paragraph (f) below) in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Perpetual Preferred Stock;

            (b) permit the Corporation to pay current Distributions on any Distribution Date out of any source of funds but (x) require the Corporation to pay deferred Distributions only out of eligible proceeds and (y) prohibit the Corporation from paying deferred Distributions out of any source of funds other than eligible proceeds, unless (if the Corporation elects to so provide in the terms of such securities) an Applicable Governmental Authority directs otherwise;

            (c) if deferral of Distributions continues for more than one year (unless the Corporation elects to provide for a shorter period in the terms of such securities), require the Corporation not to repay, redeem or purchase any securities of the Corporation that on a bankruptcy or liquidation of the Corporation rank pari passu with or junior to such securities until at least one year after all deferred Distributions have been paid;

            (d) notwithstanding the foregoing provision, if an Applicable Governmental Authority disapproves the issuer's sale of APM Qualifying Securities, may (if the Corporation elects to so provide in the terms of such securities) permit the Corporation to pay deferred Distributions from any source without a breach of its obligations under the transaction documents;

            (e) if an Applicable Governmental Authority does not disapprove the Corporation's issuance and sale of APM Qualifying Securities but disapproves the use of the proceeds thereof to pay deferred Distributions, may (if the Corporation elects to so provide in the terms of such securities) permit the Corporation to use such proceeds for other purposes and to continue to defer Distributions without a breach of its obligations under the transaction documents; and

            (f) limit the obligation of the Corporation to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities up to:

                  (i) in the case of APM Qualifying Securities that are Common
            Stock or rights to purchase Common Stock, an amount from the issuance thereof pursuant to the Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to the Alternative Payment Mechanism) with respect to deferred Distributions attributable to the first five years of any deferral period equal to 2% of the product of the average of the current stock market prices of the Common Stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of Common Stock as of the date of the Corporation's most recent publicly available consolidated financial statements (the "COMMON CAP"), provided (and it being understood) that the Common Cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the ninth anniversary of the commencement of such deferral period; and

                  (ii) in the case of APM Qualifying Securities that are
            Qualifying Non-Cumulative Perpetual Preferred Stock, an amount from the issuance thereof pursuant to the related Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the initial principal or stated amount of the securities that are the subject of the related Alternative Payment Mechanism (the "PREFERRED CAP");

                  (iii) provided (and it being understood) that:

                        (A) the Corporation shall not be obligated to issue (or
                  use commercially reasonable efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

                        (B) if, due to a Market Disruption Event or otherwise,
                  the Corporation is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the Corporation will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

                        (C) if the Corporation has outstanding more than one
                  class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any

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

                  date and for any period the amount of net proceeds received by the Corporation from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities, or on such other basis as an Applicable Governmental Authority may approve.

      "APM QUALIFYING SECURITIES" means, with respect to an Alternative Payment Mechanism, one or more of the following (as designated in the transaction documents for the Qualifying Capital Securities that include an Alternative Payment Mechanism or Debt Exchangeable for Equity):

      (a) Common Stock;

      (b) rights to purchase Common Stock; or

      (c) Qualifying Non-Cumulative Perpetual Preferred Stock;

provided (and it being understood) that if the APM Qualifying Securities for any Alternative Payment Mechanism include both Common Stock and rights to purchase Common Stock, such Alternative Payment Mechanism may permit, but need not require, the Corporation to issue rights to purchase Common Stock.

      "APPLICABLE GOVERNMENTAL AUTHORITY" means any regulatory body, administrative agency, or governmental body having jurisdiction over the Corporation or any Subsidiary thereof, including, without limitation, any insurance regulatory authority and the Federal Reserve Board.

      "APPLICABLE PERCENTAGE" means:

         (a) in the case of any Common Stock or rights to acquire Common Stock, 100 divided by (i) 75% with respect to any repayment, redemption or purchase prior to December 15, 2036, (ii) 50% with respect to any repayment, redemption or purchase on or after December 15, 2036 and prior to December 15, 2046 and (iii) 25% with respect to any repayment, redemption or purchase on or after December 15, 2046 (for example, prior to December 15, 2036, the Applicable Percentage in the case of such securities will be 133.33%);

         (b) in the case of any Mandatorily Convertible Preferred Stock or Debt Exchangeable for Equity, 75 divided by (i) 75% with respect to any repayment, redemption or purchase prior to December 15, 2036, (ii) 50% with respect to any repayment, redemption or purchase on or after December 15, 2036 and prior to December 15, 2046 and (iii) 25% with respect to any repayment, redemption or purchase on or after December 15, 2046 (for example, on or after December 15, 2036 and prior to December 15, 2046, the Applicable Percentage in the case of such securities will be 150%);

         (c) in the case of any Qualifying Capital Securities described in clause (a) of the definition of that term, 75 divided by (i) 75% with respect to any repayment, redemption or purchase prior to December 15, 2036,
    (ii) 50% with respect to any repayment, redemption or purchase on or after December 15, 2036 and prior to December 15, 2046 and (iii) 25% with

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    respect to any repayment, redemption or purchase on or after December 15,
    2046 (for example, after December 15, 2046, the Applicable Percentage in the case of such securities will be 300%);

         (d) in the case of any Qualifying Capital Securities described in clause (b) of the definition of that term, 50 divided by (i) 50% with respect to any repayment, redemption or purchase on or after December 15, 2036 and prior to December 15, 2046, and (ii) 25% with respect to any repayment, redemption or purchase on or after December 15, 2046 (for example, after December 15, 2046, the Applicable Percentage in the case of such securities will be 200%); and

         (e) in the case of any Qualifying Capital Securities described in clause (c) of the definition of that term, 100%.

      "BUSINESS DAY" means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, and, on or after December 15, 2036, a day that is not a London business day. A "LONDON BUSINESS DAY" is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      "COMMISSION" means the United States Securities and Exchange Commission.

      "COMMON STOCK" means common stock of the Corporation and rights to acquire common stock issued pursuant to any dividend reinvestment plan and employee benefit plans of the Corporation (including treasury shares of common stock).

      "CORPORATION" has the meaning specified in the introduction to this instrument.

      "COVERED DEBT" means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

      "COVERED DEBTHOLDER" means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed of the Corporation during the period that such long-term indebtedness for money borrowed is Covered Debt.

      "DEBT EXCHANGEABLE FOR EQUITY" means a security or combination of securities (together in this definition, "such securities") that:

         (a) gives the holder a beneficial interest in (i) subordinated debt securities of the Corporation that include a provision requiring the Corporation to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising proceeds at least equal to the deferred Distributions on such subordinated debt securities commencing not later than two years after initial issuance of such securities and that are the most junior subordinated debt of the Corporation (or rank pari passu with the most junior subordinated debt of the Corporation) (in this definition, "subordinated debt" of the Corporation) and (ii) a fractional interest in a stock purchase contract for a share of non-cumulative perpetual preferred stock of the Corporation that ranks pari passu with or junior to all other preferred stock of the Corporation (in this definition, "preferred stock" of the Corporation);

         (b) provides that the investors directly or indirectly grant to the Corporation a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors' direct or indirect obligation to purchase preferred stock of the Corporation pursuant to such stock purchase contracts;

         (c) includes a remarketing feature pursuant to which the subordinated debt of the Corporation is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of securities or earlier in the event of an early settlement event based on (i) the capital ratios of the Corporation as anticipated by any Applicable Governmental Authority or (ii) one or more financial tests set forth in the terms of such securities or the forward purchase contract or similar agreement;

         (d) provides for the proceeds raised in the remarketing to be used to purchase preferred stock of the Corporation under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the Corporation foreclosing on its subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Equity;

         (e) includes a replacement capital covenant substantially similar to this Replacement Capital Covenant that will apply to such securities and to the preferred stock of the Corporation, and will not include Debt Exchangeable for Equity as a replacement capital security; and

         (f) after the issuance of such preferred stock of the Corporation, provides the holders of such securities with a beneficial interest in such preferred stock of the Corporation.

      "DISTRIBUTION DATE" means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

      "DISTRIBUTION PERIOD" means, as to any securities or combination of securities, each period from and including the later of the issue date and a Distribution Date for such securities to but excluding the next succeeding Distribution Date for such securities.

      "DISTRIBUTIONS" means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Corporation.

      "ELIGIBLE DEBT" means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

      "ELIGIBLE SENIOR DEBT" means, at any time in respect of any issuer, each series of outstanding long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks most senior among the issuer's then outstanding classes of indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer's long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

      "ELIGIBLE SUBORDINATED DEBT" means, at any time in respect of any issuer, each series of the issuer's then outstanding long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks subordinate to the issuer's then outstanding series of indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO),
(c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer's long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "HOLDER" means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt.

      "INITIAL COVERED DEBT" means the Corporation's 5.70% Senior Notes due
2035.

      "INTENT-BASED REPLACEMENT DISCLOSURE" means, as to any security or combination of securities (together in this definition, "securities"), that the Corporation has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the Corporation under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the

Corporation, to the extent the securities provide the Corporation with equity credit, will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayments, redemption or purchase date.

      "JUNIOR SUBORDINATED DEBENTURES" has the meaning specified in Recital A.

      "MANDATORILY CONVERTIBLE PREFERRED STOCK" means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that such cumulative preferred stock convert into common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such cumulative preferred stock.

         "MANDATORY TRIGGER PROVISION" means, as to any security or combination of securities (together in this definition, "securities"), provisions in the terms thereof or of the related transaction agreements that (a) require or, at its option in the case of non-cumulative perpetual preferred stock, permit the issuer of such securities to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities, within no more than two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that if the APM Qualifying Securities issued and sold are Qualifying Non-Cumulative Perpetual Preferred Stock, the amount of the net proceeds of Qualifying Non-Cumulative Perpetual Preferred Stock which the issuer may apply to pay such Distributions pursuant to such provision may not exceed 25% of the initial liquidation or principal amount of such securities, (b) if the APM Qualifying Securities are Common Stock or rights to acquire Common Stock, prohibit the issuer from repurchasing any Common Stock prior to the date that is six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid Distributions, (c) if the APM Qualifying Securities are warrants to purchase Common Stock, prohibit the issuer from issuing such warrants and using the proceeds therefrom to pay unpaid Distributions if the total number of shares of the issuer's Common Stock underlying all warrants issued as APM Qualifying Securities during the life of the security would be in excess of 15% of the total number of the issuer's issued and outstanding shares of Common Stock as of the date of any proposed issuance of warrants as APM Qualifying Securities, and (d) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the Corporation, limit the claim of the holders of such securities (other than non-cumulative perpetual preferred stock) to Distributions that accumulate during a period in which the Corporation fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (a) above of securities other than Common Stock or rights to acquire Common Stock or (y) two years of accumulated and unpaid Distributions (including compounded amounts thereon) in all other cases. No remedy other than Permitted Remedies may arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer's failure to pay Distributions because of the Mandatory Trigger Provision or as a result of the issuer's exercise of its right under an Optional Deferral Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

      "MARKET DISRUPTION EVENTS" means the occurrence or existence of any of the following events or sets of circumstances:

         (a) trading in securities generally on any national securities exchange or over-the-counter market on which the Common Stock and/or the Corporation's preferred stock is then listed or traded is suspended or the settlement of such trading generally is materially disrupted or minimum prices are established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental body having jurisdiction and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, and the issuance and sale of, the Corporation's Common Stock and/or the Corporation's preferred stock;

         (b) the Corporation was required to obtain the consent or approval of its stockholders, a regulatory body or governmental authority to issue or sell APM Qualifying Securities and, after using commercially reasonable efforts to obtain such consent or approval, the Corporation fails to obtain such consent or approval;

         (c) a material disruption or banking moratorium occurs or has been declared in commercial banking or securities settlement or clearance services in the United States;

         (d) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States is such, as to make it, in the Corporation's judgment, impracticable to proceed with the issuance of APM Qualifying Securities;

         (e) an event occurs and is continuing as a result of which the offering document for the offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Corporation, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (i) the disclosure of that event at such time, in the judgment of the Corporation, would have a material adverse effect on the business of the Corporation or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and the Corporation has a bona fide reason for keeping the same confidential or its disclosure would impede the ability of the Corporation to consummate such transaction, provided that no single suspension period contemplated by this paragraph (e) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (e) may not exceed an aggregate of 180 days in any 360-day period; or

         (f) the Corporation reasonably believes that the offering document for the offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in paragraph (e) above) and the

    Corporation is unable to comply with such rule or regulation or such compliance is impracticable, provided that no single suspension period contemplated by this paragraph (f) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (f) may not exceed an aggregate of 180 days in any 360-day period.

      The definition of "Market Disruption Event" as used in any securities or combination of securities that constitute APM Qualifying Securities may include less than all of the paragraphs outlined above, as determined by the Corporation at the time of issuance of such securities, and in the case of clauses (a), (b),
(c) and (d), as applicable to a circumstance where the Corporation would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where the Corporation's preferred stock trades or where a listing for its trading is being sought.

      "MEASUREMENT DATE" means (a) with respect to any repayment, redemption or purchase of Junior Subordinated Debentures on or prior to December 15, 2036, the date that is 180 days; and (b) with respect to any repayment, redemption or purchase of junior subordinated debentures after the scheduled redemption date, the date that is 90 days, in each case prior to delivery of notice of such repayment or redemption or prior to the date of such repayment, redemption or purchase.

      "MEASUREMENT PERIOD" means the period from a Measurement Date to the related notice date or purchase date. Measurement Periods cannot run concurrently.

      "NO PAYMENT PROVISION" means a provision or provisions in the transaction documents for securities (referred to in this definition as "such securities") that include the following:

            (a) an Alternative Payment Mechanism; and

            (b) an Optional Deferral Provision modified and supplemented from the general definition of that term to provide that:

                  (i) the issuer of such securities may, in its sole discretion, or (if the Corporation elects to so provide in the terms of such securities) shall in response to a directive or order from any Applicable Governmental Authority defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies and the obligations (and limitations on obligations) described in the definition of "Alternative Payment Mechanism" applying; and

                  (ii) if the Corporation becomes subject to a bankruptcy,
            insolvency, receivership or similar proceeding prior to the redemption or repayment of such securities, the holders of such securities will have no claim to any deferred and unpaid Distributions exceeding (x) if the APM Qualifying Securities include only Common Stock or rights to acquire Common Stock and do not include Qualifying Non-Cumulative Perpetual Preferred Stock, 25% of the principal or stated amount of such securities then outstanding and (y) if the

            APM Qualifying Securities include Qualifying Non-Cumulative Perpetual Preferred Stock, two years of Distributions on such securities; provided, however, that if the APM Qualifying Securities include Qualifying Non-Cumulative Perpetual Preferred Stock and, accordingly, clause (y) applies, holders of such securities may have an additional preferred equity claim in respect of deferred and unpaid distributions which are in excess of two years of Distributions that is senior to the Corporation's Common Stock and is or would be pari passu with any Qualifying Non-Cumulative Preferred Stock up to the amount equal to their pro rata shares of any unused portion of the Preferred Cap (as defined in the definition of "Alternative Payment Mechanism").

      "NON-CUMULATIVE" means, with respect to any securities, that the issuer may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.

      "NRSRO" means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

      "OPTIONAL DEFERRAL PROVISION" means, as to any securities, provisions in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:

            (a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (ii) an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap or Preferred Cap); or

            (b) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to ten years, without any remedy other than Permitted Remedies.

      "PERMITTED REMEDIES" means, with respect to any securities, one or more of the following remedies:

      (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and

      (b) complete or partial prohibitions preventing the issuer from paying Distributions on or repurchasing Common Stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.

      "PERSON" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

      "PROSPECTUS SUPPLEMENT" has the meaning specified in Recital B.

      "QUALIFYING CAPITAL SECURITIES" means securities (other than Common Stock, rights to acquire Common Stock, Mandatorily Convertible Preferred Stock and Debt Exchangeable for Equity) that, in the determination of the Corporation's Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:

         (a) in connection with any repayment, redemption or purchase of Junior Subordinated Debentures on or prior to December 15, 2036:

                  (i) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures upon the liquidation, dissolution or winding up of the Corporation, (B) have no maturity or a maturity of at least 60 years and (C) either (x) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and have either a No Payment Provision or are Non-Cumulative or (y) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure and have either an Optional Deferral Provision or a No Payment Provision; or

                  (ii) preferred stock issued by the Corporation or its
            Subsidiaries that (A) is Non-Cumulative, (B) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (C) has no maturity or a maturity of at least 60 years and (D) either (x) is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or (y) has a Mandatory Trigger Provision and is subject to Intent-Based Replacement Disclosure; or

                  (iii) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu or junior to other preferred stock of the issuer, (B) have no maturity or a maturity of at least 40 years, (C) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant, (D) have an Optional Deferral Provision and (E) have a Mandatory Trigger Provision; or

         (b) in connection with any repayment, redemption or purchase of Junior Subordinated Debentures at any time after December 15, 2036 but on or prior to December 15, 2046:

                  (i) all securities described under clause (a) of this
            definition;

                  (ii) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures upon a liquidation, dissolution or winding up of the Corporation, (B) have no maturity or a maturity of at least 60 years, (C) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and (D) have an Optional Deferral Provision;

                  (iii) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures upon a liquidation, dissolution or winding up of the Corporation, (B) are Non-Cumulative or have a No Payment Provision and (C) (x) have no maturity or a maturity of at least 60 years and
            (y) are subject to Intent-Based Replacement Disclosure;

                  (iv) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures upon a liquidation, dissolution or winding up of the Corporation, (B) are Non-Cumulative or have a No Payment Provision,
            (C) have no maturity or a maturity of at least 40 years and (D) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant;

                  (v) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures upon a liquidation, dissolution or winding up of the Corporation, (B) have an Optional Deferral Provision, (C) have a Mandatory Trigger Provision and (D) have no maturity or a maturity of at least 60 years;

                  (vi) cumulative preferred stock issued by the Corporation or its Subsidiaries that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B) (x) has no maturity or a maturity of at least 60 years and (y) is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant; or

                  (vii) other securities issued by the Corporation or its
            Subsidiaries that (A) rank upon a liquidation, dissolution or winding-up of the Corporation either (x) pari passu with or junior to the Junior Subordinated Debentures or (y) pari passu with the claims of the Corporation's trade creditors and junior to all of the Corporation's long-term indebtedness for money borrowed (other than the Corporation's long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Corporation), (B) have an Optional Deferral Provision or a No Payment Provision and (C) have a Mandatory Trigger Provision and (D) either (x) have no maturity or a maturity of at least 40 years and Intent-Based Replacement Disclosure or (y) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant; or

         (c) in connection with any repayment, redemption or purchase of Junior Subordinated Debentures at any time after December 15, 2046:

                  (i) securities described under clause (b) of this definition;

                  (ii) preferred stock issued by the Corporation that (A) (x)
            has no maturity or a maturity of at least 50 years and (y) is subject to Intent-Based Replacement Disclosure and (B) is Non-Cumulative;

                  (iii) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures upon a liquidation, dissolution or winding up of the Corporation, (B) either (x) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (y) have no maturity or a maturity at least 30 years and are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and (C) are Non-Cumulative;

                  (iv) securities issued by the Corporation or its Subsidiaries that (A) rank pari passu with or junior to the Junior Subordinated Debentures upon a liquidation, dissolution or winding up of the Corporation, (B) have an Optional Deferral Provision, (C) have a Mandatory Trigger Provision and (D) (x) have no maturity or a maturity at least 30 years and (y) are subject to Intent-Based Replacement Disclosure; or

                  (v) cumulative preferred stock issued by the Corporation or its Subsidiaries that either (A) (x) has no maturity or a maturity of at least 60 years and (y) are subject to Intent-Based Replacement Disclosure or (B) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant.

      "QUALIFYING NON-CUMULATIVE PERPETUAL PREFERRED STOCK" means non-cumulative preferred shares of the Corporation that rank pari passu with or junior to all other preferred shares of the Corporation, are perpetual and (a) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or (b) are subject to both (i) mandatory suspension of dividends in the event the Corporation breaches certain financial metrics specified within the offering documents, and (ii) Intent-Based Replacement Disclosure. Additionally, in both (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of Distributions other than Permitted Remedies.

      "REDESIGNATION DATE" means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Corporation elects to redeem or repay, or the Corporation or a Subsidiary of the Corporation elects to purchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption, repayment or purchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption, repayment or purchase date and (c) if such Covered Debt is not Eligible Subordinated Debt, the date on which the Corporation issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.

      "REPLACEMENT CAPITAL COVENANT" has the meaning specified in the introduction to this instrument.

      "REPLACEMENT CAPITAL SECURITIES" means,

         (a) Common Stock and rights to acquire Common Stock (including Common Stock and rights to acquire Common Stock issued pursuant to any reinvestment plan and employee benefit plans of the Corporation);

         (b) Mandatorily Convertible Preferred Stock;

         (c) Debt Exchangeable for Equity; and

         (d) Qualifying Capital Securities.

      "SUBORDINATED INDENTURE" means the indenture, dated June 21, 2005, between the Corporation and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as subordinated indenture trustee, as supplemented by the Supplemental Indenture.

      "SUBSIDIARY" means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

      "SUPPLEMENTAL INDENTURE" means the Third Supplemental Indenture, dated as of December 21, 2006, between the Corporation and The Bank of New York Trust Company, N.A., as trustee.

      "TERMINATION DATE" has the meaning specified in Section 4(a).